UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

(AMENDMENT NO. 2)

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2015 (October 30, 2014)

GARNERO GROUP ACQUISITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36482	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Av Brig. Faria Lima
1485-19 Andar
Brasilinvest Plaza CEP 01452-002
Sao Paulo

Brazil

(Address of Principal Executive Offices) (Zip Code)

(55) 1130947970

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On October 30, 2014, Garnero Group Acquisition Company (“GGAC”), a Cayman Islands exempted company, entered into a Share Purchase Agreement (the “SPA”) by and among GGAC, WISeKey SA, a Swiss company (“WISeKey”), WISeTrust SA, a Swiss company (“WISeTrust”), the shareholders listed on the signature page thereto (the “Shareholders”), and the optionholders listed on the signature page thereto (the “Optionholders” and together with WISeTrust and the Shareholders, collectively, the “Sellers”). Simultaneously with the execution of the SPA, GGAC entered into an Asset Purchase Agreement (the “APA”) by and among GGAC, WISeKey and WISeTrust. The terms of the SPA and the APA were summarized in the Form 8-K originally filed by GGAC on October 31, 2014 and amended on November 19, 2014.

On February 26, 2015, the parties mutually agreed to terminate the SPA and APA. GGAC will now look to pursue an alternative business combination with the remaining time available to it to complete such a transaction.

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SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2015

GARNERO GROUP ACQUISITION COMPANY

By:	/s/ Mario Garnero
Name:	Mario Garnero
Title:	Chief Executive Officer

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